Exhibit 10.73

Notice of Award

RESEARCH PROJECT COOPERATIVE AGREEMENT   Issue Date:  08/26/2009

Department of Health and Human Services

National Institutes of Health

NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

Grant Number:  5U01AI066327-05

Principal Investigator(s):

RAMON FLICK, PHD

Project Title:  Rationally designed Rift Valley Fever Virus Vaccine

Carl Langren

CFO

BioProtection Systems Corporation

2901 South Loop Drive

Ames, IA 50010

Award e-mailed to:  clangren@bpsys.net

Budget Period:  07/01/2009 — 06/30/2010

Project Period:  07/01/2005 — 06/30/2010

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $535,681 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to BIOPROTECTION SYSTEMS CORPORATION in support of the above referenced project.  This award is pursuant to the authority of 42 USC 241 31 USC 6305 & 6306 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release or other document that cites results from NIH grant-supported research must include an acknowledgment of NIH grant support and disclaimer such as “The project described was supported by Award Number U01AI066327 from the National Institute Of Allergy And Infectious Diseases.  The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institute Of Allergy And Infectious Diseases or the National Institutes of Health.”

Award recipients are required to comply with the NIH Public Access Policy.  This includes submission to PubMed Central (PMC), upon acceptance for publication, an electronic version of a final peer-reviewed, manuscript resulting from research supported in whole or in part, with direct costs from National Institutes of Health.  The author’s final peer-reviewed manuscript is defined as the final version accepted for journal publication, and includes all modifications from the publishing peer review process.  For additional information, please visit http://publicaccess.nih.gov/.

Award recipients must promote objectivity in research by establishing standards to ensure that the design, conduct and reporting of research funded under NIH-funded awards are not biased by a conflicting financial interest of an Investigator.  Investigator is defined as the Principal Investigator and any other person who is responsible for the design, conduct, or reporting of NIH-funded research or proposed research, including the Investigator’s spouse and dependent children.  Awardees must have a written administrative process to identify and manage financial conflict of interest and must inform Investigators of the conflict of interest policy and of the Investigators’ responsibilities.  Prior to expenditure of these awarded funds, the Awardee must report to the NIH Awarding Component the existence of a conflicting interest and within 60 days of any new conflicting interests identified after the initial report.  Awardees must comply with these and all other aspects of 42 CFR Part 50, Subpart F.  These requirements also apply to subgrantees, contractors, or collaborators engaged by the Awardee under this award.  The NIH website http://grants.nih.gov/grants/policy/coi/index.htm provides additional information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

Tamara A. Kees

Grants Management Officer

NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

Additional information follows

SECTION I —AWARD DATA — 5U01AI066327-05

Award Calculation (U.S. Dollars)
Salaries and Wages	$100,020
Fringe Benefits	$13,203
Supplies	$48,795
Travel Costs	$6,457
Other Costs	$30,989
Consortium/Contractual Cost	$192,204

Federal Direct Costs	$391,668
Federal F&A Costs	$144,013
Approved Budget	$535,681
Federal Share	$535,681
TOTAL FEDERAL AWARD AMOUNT	$535,681

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$535,681

SUMMARY TOTALS FOR ALL YEARS

YR	THIS AWARD	CUMULATIVE TOTALS
5	$535,681	$535,681

Fiscal Information:

CFDA Number:	93.855
EIN:	1202844633A1
Document Number:	UAI066327B
Fiscal Year:	2009

IC	CAN	2009
AI	8472315	$535,681

NIH Administrative Data:

PCC: M32B B / OC: 414P / Processed: KEEST 08/25/2009

SECTION II — PAYMENT/HOTLINE INFORMATION — 5U01AI066327-05

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III — TERMS AND CONDITIONS — 5U01AI066327-05

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.               The grant program legislation and program regulation cited in this Notice of Award.

b.              Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.

c.               45 CFR Part 74 or 45 CFR Part 92 as applicable.

d.              The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e.               This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at ‘http://grants.nih.gov/grants/policy/awardconditions.htm’ for certain references cited above.)

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory.  For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award represents the final year of the competitive segment for this grant.  Therefore, see the NIH Grants Policy Statement (12/1/2003 version) for closeout requirements at: http://grants.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part8.htm#_Toc54600151.

A final Financial Status Report (FSR) (SF 269) must be submitted through the eRA Commons (Commons) within 90 days of the expiration date; see NIH Guide Notice NOT-OD-07-078 for additional information on this electronic submission requirement.

Furthermore, unless an application for competitive renewal is submitted, additional grant closeout documents consisting of a Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) and a final progress report must also be submitted within 90 days of the expiration date.

NIH also strongly encourages electronic submission of the final progress report and the final invention statement through the Closeout feature in the Commons.  If the final progress report and final invention statement are not submitted electronically, copies of the HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm.

Submissions of the final progress report and HHS 568 may be e-mailed as PDF attachments to the NIH Central Closeout Center at: deascentralized@od.nih.gov

Paper submissions of the final progress report and the HHS 568 may be faxed to the NIH Central Closeout Center at 301-480-2304 or mailed to the NIH Central Closeout Center at the following address:

NIH/OD/OER/DEAS

Central Closeout Center

6705 Rockledge Drive, Room 2207

Bethesda, MD 20892-7987 (for regular or U.S. Postal Service Express mail)

Bethesda, MD 20817 (for other courier/express mail delivery only)

The final progress report should include, at a minimum, a summary of progress toward the achievement of the originally stated aims, a list of significant results (positive and/or negative), a list of publications and the grant number.  If human subjects were included in the research, the final progress report should also address the following:

•                  Report on the inclusion of gender and minority study subjects (using the gender and minority Inclusion Enrollment Form as provided in the PHS 2590 and available at http://grants.nih.gov/grants/forms.htm).

•                  Where appropriate, indicate whether children were involved in the study or how the study was relevant for conditions affecting children (see “Public Policy Requirements and Objectives-Requirements for Inclusiveness in Research Design-Inclusion of Children as Subjects in Clinical Research” in the PHS 398 at URL http://grants.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part5.htm#_Toc54600090)

•                  Describe any data, research materials (such as cell lines, DNA probes, animal models), protocols, software, or other information resulting from the research that is available to be shared with other investigators and how it may be accessed.

Note, if this is the final year of a competitive segment due to the transfer of the grant to another institution, then not all the requirements stated above are applicable.  Specifically a Final Progress

Report is not required.  However, a final FSR is required and should be submitted electronically as noted above.  In addition, if not already submitted, the Final Invention Statement is required and should be sent directly the assigned Grants Management Specialist.

Treatment of Program Income:

Additional Costs

Total costs requested in the non-competing grant progress report exceed the amount previously committed, and therefore have been reduced accordingly.

This award includes funds awarded for consortium activity with INSTITUTE PASTEUR, PARIS, FRANCE and University of Texas Medical Branch.  Consortiums are to be established and administered as described in the NIH Grants Policy Statement.  This written agreement with the consortium must address the negotiated arrangements for meeting the scientific, administrative, financial, and reporting requirements for this grant.

This award is subject to the Terms and Conditions of Award as set forth in the SPECIAL REQUIREMENTS section of RFA AI-04-023, NIH Guide to Grants and Contracts, 07/02/2004.  These special terms and conditions are incorporated in this award by reference.

Awardees who conduct research involving Select Agents (see 42 CFR 73 for the Select Agent list; and 7 CFR 331 and 9 CFR 121 for the relevant animal and plant pathogens) must complete registration with CDC (or USDA, depending on the agent) before using NIH funds.  No funds can be used for research involving Select Agents if the final registration certificate is denied.

The research proposed in this grant may involve Select Agents and/or Highly Pathogenic Agents.  NIAID defines a Highly Pathogenic Agent as an infectious Agent or Toxin that, under some circumstances, may warrant a biocontainment safety level of BSL3 or higher according to the current edition of the CDC/NIH Biosafety in Microbiological and Biomedical Laboratories (BMBL) (http://www.cdc.gov/OD/ohs/biosfty/bmbl5/bmbl5toc.htm), your Institutional Biosafety Committee (IBC) or equivalent body, or appropriate designated institutional biosafety official.  If there is ambiguity in the BMBL guidelines and/or there is disagreement among the BMBL, an institutional committee or institutional official, the highest recommended containment level must be used.

When submitting future Progress Reports indicate at the beginning of the report:

If no research with a Highly Pathogenic Agent or Select Agent has been performed or is planned to be performed under this grant.

If the work involves Select Agents and/or Highly Pathogenic Agents.  Also address the following points:

Any changes in the use of the Agent(s) or Toxin(s) that have resulted in a change in the required biocontainment level, and any resultant change in location, if applicable, as determined by your IBC or equivalent body or official.

If work with a new or additional Agent(s)/Toxin(s) is proposed in the upcoming project period, provide:

•                                          A list of the new and/or additional Agent(s) that will be studied;

•                                          A description of the work that will be done with the Agent(s);

•                                          The title and location for each biocontainment resource/facility, including the name of the organization that operates the facility, and the biocontainment level at which the work will be conducted, with documentation of approval by your IBC or equivalent body or official.  It is important to note if the work is being done in a new location.

For domestic work with Select Agents provide documentation of Registration status of all domestic organizations/entities where Select Agent(s) will be used

Please be advised that changes in the use of a Select Agent will likely be considered a change in scope and, therefore, require NIH awarding office prior approval.

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions.  The Program Official is responsible for the scientific, programmatic and technical aspects of this project.  These individuals work together in overall project administration.  Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist.  Requests may be made via e-mail.

Grants Management Specialist : Maggie C. Wells

Email:  wellsmaggie@mail.nih.gov  Phone: 301-594-9847  Fax: 301-493-0597

Program Official: Patricia M. Repik

Email: prepik@niaid.nih.gov  Phone: 301-451-3504  Fax: 301-480-1594

SPREADSHEET SUMMARY

GRANT NUMBER:  5U01AI066327-05

INSTITUTION:  BIOPROTECTION SYSTEMS CORPORATION

Budget	Year 5
Salaries and Wages	$100,020
Fringe Benefits	$13,203
Supplies	$48,795
Travel Costs	$6,457
Other Costs	$30,989
Consortium/Contractual Cost	$192,204
TOTAL FEDERAL DC	$391,668
TOTAL FEDERAL F&A	$144,013
TOTAL COST	$535,681

Facilities and Administrative Costs	Year 5
F&A Cost Rate 1	72.2%
F&A Cost Base 1	$199,464
F&A Costs 1	$144,013

From:	commons@od.nih.gov
Sent:	Monday, May 03, 2010 2:12 PM
To:	Marilyn Moehlmann; raflick@utmb.edu
Subject:	eRA Commons:Project Extension Submitted for Grant: 5U01AI66327-5 to the NIH.

A Project Extension Request was completed by Signing Official:  Marilyn Moehlmann for grant application:  5U01AI66327-5 associated with Principal Investigator FLICK, RAMON using the NIH Commons.  The new project end date for this grant is:  06/30/2011

This new date will now be reflected in the Application Detail section of Commons.  If you have any questions about this email, please contact Marilyn Moehlmann at mmoehlmann@bpsys.net, who initiated this action.

If you have any questions about this email, please contact the eRA Help Desk at our preferred method of contact http://ithelpdesk.nih.gov/eRA/ or call 1-866-504-9552 (tty: 301-451-5939) or commons@od.nih.gov  <mailto:commons@od.nih.gov>.

Please access the NIH Commons at https://commons.era.nih.gov/commons